Exhibit 99.1

Mobiquity Networks Delivers Results for Advertisers With Successful Holiday Campaigns

Commercial Holiday Shopping Season Campaign Activations Achieved Up to 40% Drive-to-Store Conversion for Top Mall Retailers and Entertainment Advertisers

GARDEN CITY, N.Y., February 23, 2016 -- Mobiquity Networks, the largest network of retail mall-based mobile advertising beacons in the United States and a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ), today announced results from a series of paid holiday season campaigns that have exceeded expectations.

Mobiquity Networks brings high-precision proximity marketing to in-mall retailers and brands as a turn-key advertising solution. Over the most recent holiday shopping season the company executed numerous mobile campaigns for top national retailers and a number of new movie releases.

The campaigns were designed to influence in-mall shopper traffic and to utilize the unique traffic measurement capability of the Mobiquity network to directly quantify campaign success. In this case, success was defined as “driving the customer to the store” according to Mobiquity Networks co-CEO, Dean Julia. The in-mall mobile engagements were delivered via Mobiquity Networks’ leading retail-focused app publisher network. The results were impressive – depending upon the campaign, no less than 25% and as many as 40% of the shoppers who received the campaigns in mall common areas delivered on the Drive-to-Store campaign metric.

“The results of these campaigns are beyond our expectations, and deliver a true testament to the value of being able to reach consumers when they are actively shopping and uniquely positioned to act on the delivered message,” said Dean Julia, co-CEO of Mobiquity Networks. “It’s gratifying to be able to drive such strong results for our advertising clients, and we’re looking forward to working with our clients and their agencies to further optimize follow-on campaigns. These results highlight that we’ve just begun to scratch the surface of high-precision proximity advertising at scale.”

Mobiquity Networks’ real-world campaign findings support recent survey results reported by emarketer.com. According to the article, “Accenture surveyed 10,096 adult smartphone users worldwide, who shopped both digitally and in-store in the past 3 months. Nearly half of smartphone users worldwide said they can’t wait to receive real-time promotions from retailers on their smartphone device.”

Mobiquity Networks has exclusive agreements in 475+ premier shopping malls and 300 movie theaters in the U.S to operate its beacon-triggered mobile ad network. The ad network footprint represents 400 million monthly mall visits and provides advertisers with the opportunity to deliver targeted marketing messages to shoppers at precisely the right place and time - just as they are deciding which retailers to visit and what brands to buy.

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About Mobiquity Technologies:

Mobiquity Networks, is a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ) Mobiquity operates a nationwide location-based mobile advertising network of beacons with exclusive agreements in 475+ premier US shopping malls, reaching more than 400 million shoppers monthly. Coupled with Mobiquity’s integrated suite of leading-edge location based mobile advertising technologies, retail and entertainment brands can execute personalized and contextually relevant mobile ad experiences, driving brand awareness and incremental revenue. Mobiquity’s vision is to build out mobile advertising solutions to create “smart malls” in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology. Visit: www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Media Contacts:

Mobiquity Technologies

Jim Meckley, CMO

(516) 256-7766 x222

jim@mobiquitynetworks.com

Renee Newby

Rocket Science PR, for Mobiquity

(415) 464-8110 x213

Mobile: (757) 651-6554

renee@rocketscience.com

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